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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                OCTOBER 22, 1999

                           CAPITAL MEDIA GROUP LIMITED
             (Exact name of registrant as specified in its charter)

     NEVADA                          0-21051                       87-0453100
 (State or other                (Commission File               (I.R.S. Employer
  jurisdiction                       Number)                     Identification
of incorporation)                                                     No.)

                             2, RUE DU NOUVEAU BERCY
                            94220, CHARENTON, FRANCE
                    (Address of principal executive offices)

     Registrant's telephone number, including area code: 011-33-1-43-53-6999

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ITEM 5.  OTHER EVENTS.

         A special meeting of the Company's stockholders was held on October 22, 1999. At the meeting, the Company's stockholders approved a reverse split of the Company's outstanding common stock on a one-for-ten basis, with the Company's authorized shares remaining at 50 million shares. The reverse split became effective at 12:01 a.m. (New York time) on Wednesday, October 27, 1999. After giving effect to the reverse split, the Company had 4,009,413 shares of common stock outstanding.

         At the stockholders meeting, the Company's stockholders also approved the terms of the Company's agreement with Groupe AB, S.A. and with Superstar Ventures Limited ("Superstar"), a company controlled by David Ho. Based upon those arrangements, after the effectiveness of the reverse split the Company issued the following shares of its post-reverse split common stock:

                                               SHARES OF POST REVERSE SPLIT
NAME OF STOCKHOLDER                                     COMMON STOCK ISSUED
-------------------                                     -------------------
Groupe AB, S.A.................................                  13,656,868
Superstar Ventures Limited and David Ho........                   9,001,387
Other persons..................................                   1,093,999
                                               ----------------------------
                                                                 23,752,254
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         The issuances to Groupe AB, S.A. and Superstar related to the conversion of approximately $22.6 million in outstanding convertible debt, including approximately $4.7 million of accrued interest. The issuances to other persons related to the conversion of sundry loans approximating $790,000 and to other issuances of shares (including the issuance of 200,000 shares to Instar Holdings Inc. in connection with the Company's settlement with Instar) which the Company was obligated to issue after the Company's stockholders approved an increase in the Company's common shares available for issuance (which occurred with the approval and completion of the reverse split).

         After all of the new share issuances, the Company has 27,741,667 post reverse split shares of its common stock outstanding and Groupe AB and Mr. Ho control 50.3% and 34.0%, respectively, of the outstanding common stock. The Company is also obligated to issue 3,341,584 post reverse split common shares to Groupe AB over the next year primarily in connection with the remainder of its services agreement with the Company's subsidiary, Onyx Television, GmbH. When these additional shares are issued to Groupe AB, and assuming no exercise of other outstanding warrants and options, the Company will have 31,083,251 post reverse split shares of its common stock outstanding, and Groupe AB and Mr. Ho will control 55.7% and 30.4%, respectively, of such outstanding common stock.

         At the stockholders' meeting, the Company's stockholders further: (i) approved the grant of a two-year option to Diamond Productions, an entity controlled by the Company's Chairman, President and CEO, Gilles Assouline, and the Company's Chief Operating Officer, Michel Assouline,

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to purchase 1.6 million shares of post reverse split common stock at an exercise price of $1.00 per share, and (ii) elected five directors, Gilles Assouline, Michel Assouline, David Ho, Jean Francois Klein and Patrick Ho, to serve until the Company's 2000 annual meeting of stockholders or until their respective successors are elected and qualified.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)          Not applicable
         (b)          Not applicable
         (c)          Exhibits

         99.1         Press Release dated October 22, 1999.

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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CAPITAL MEDIA GROUP LIMITED

                                   By: /S/ GILLES ASSOULINE
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                                           Gilles Assouline
                                           Chairman and Chief Executive Officer

         Date: November 2, 1999

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                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION
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 99.1       Press Release dated October 22, 1999